
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                       8,961,082
<SECURITIES>                                41,401,322
<RECEIVABLES>                                   31,346
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              51,488,855<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                51,488,855<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             (805,275)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               681,190
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,451,344)<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,451,344)<F4>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,451,344)<F4>
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash, securities and receivables, total assets include net unrealized gain on open contracts of $254,598 and unrealized gain on zero-coupon U.S. Treasury Securities of $840,507.
<F2>Liabilities include redemptions payable of $708,556, accrued brokerage fee of $168,227, accrued administrative fees of $180,280, accrued management fee of $42,057 and incentive fees payable of $0.
<F3>Total revenue includes realized trading revenue of $586,273, net change in unrealized of $(946,109), interest income of $666,798 and change in valuation of Yield Pool of $(1,112,237).
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in income of $(35,121).

